Exhibit 99.1

Biote Reports Third Quarter 2023 Financial Results

Achieves Progress in Test of Complementary Wellness Therapeutics

Reiterates 2023 Financial Guidance

IRVING, TX – November 7, 2023 – Biote (NASDAQ: BTMD), a leading solutions provider in preventive health care through the delivery of personalized hormone therapy, today announced financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights

(All financial result comparisons made are against the prior year period)

•	Revenue of $45.6 million, an 8.5% increase

•	Gross profit margin of 68.9%, a 70-basis point increase

•

Net income of $19.6 million, representing net income margin of 43.1%, and basic earnings per share of $0.25, compared to net income of $0.5 million, representing net income margin of 1.2%, and basic earnings per share of $0.00

•	Adjusted EBITDA[1] of $14.0 million, a 14.7% increase

•	Adjusted EBITDA margin[1] of 30.8%, a 165-basis point increase

“During the third quarter, Biote generated continued growth in revenue and Adjusted EBITDA, reflecting patient demand for our hormone optimization and wellness therapies,” said Terry Weber, Biote’s Chief Executive Officer. “Adjusted EBITDA margin remained strong, again demonstrating the profitability of our business even as we invested in building our capabilities and broadening our geographic reach.”

Ms. Weber continued, “During the quarter, we continued to advance our strategic priorities. We are pleased with the progress we have achieved in our commercial trials of complementary wellness therapeutics, including products for sexual health, weight loss and preventive wellness. Based on the positive initial response to our expanded wellness offerings, we believe a national roll-out of these products is likely to resonate strongly with both our patients and practitioners. In men’s health, we are addressing the unmet needs of this large and growing market by driving greater awareness within our existing practitioner network and by engaging with key opinion leaders in the field. As the preventative health market evolves, we believe Biote remains well-positioned for continued profitable growth given our leading presence, unparalleled operating experience and evidence-backed protocols that promote patient health and well-being.”

2023 Third Quarter Financial Review

(All financial result comparisons made are against the prior year period unless otherwise noted)

Revenue for the third quarter of 2023 was $45.6 million, an increase of 8.5% from $42.0 million for the third quarter of 2022. The increase in revenue was driven by procedure revenue growth of 7.4% and dietary supplement revenue growth of 5.1%. As expected, third quarter dietary supplement revenue growth moderated from the rate in the second quarter of 2023, reflecting the absence of a seasonal promotion for Biote practitioners.

Gross profit margin for the third quarter of 2023 was 68.9% compared to 68.2% for the third quarter of 2022. The increase in gross profit margin reflected continued effective cost management.

Operating income for the third quarter of 2023 was $7.6 million, compared to $7.8 million for the third quarter of 2022. Operating income in the third quarter of 2023 was essentially unchanged as growth in revenue and improved gross profit were offset by increased personnel and other expenses to build our infrastructure.

Net income for the third quarter of 2023 was $19.6 million, representing a margin of 43.1%, and $0.25 per basic share, compared to net income of $0.5 million, representing a margin of 1.2%, and $0.00 per share, for the third quarter of 2022. Net income and net income margin for the third quarter of 2023 primarily reflected a $17.5 million gain due to a change in the fair value of the earnout liability. Net income and net income margin for the third quarter of 2022 were impacted by the net change in the fair value adjustments to the warrant and earnout liabilities.

Adjusted EBITDA for the third quarter of 2023 was $14.0 million with an Adjusted EBITDA margin of 30.8%, compared to Adjusted EBITDA of $12.2 million, with an Adjusted EBITDA margin of 29.2% for the third quarter of 2022. The increase in Adjusted EBITDA and Adjusted EBITDA margin was due to growth in revenue and improved gross profit.1

2023 Financial Outlook

“Biote remains committed to driving profitable growth through the consistent execution of our strategy. We reiterate our guidance that 2023 revenue and Adjusted EBITDA2 will likely be toward the lower end of our guidance range,” concluded Ms. Weber.

($ in millions)	2023 Guidance Range
Revenue	$190-$200
Adjusted EBITDA	$56-$60

[1]

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Please see “Discussion of non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measure.

[2]	Please see “Forward-Looking Non-GAAP Financial Measures” below for additional information about forward-looking Adjusted EBITDA.

Conference Call:

Biote management will host a conference call to review these results and provide a business update beginning at 8:30 a.m. ET on Wednesday, November 8, 2023. To access the conference call by telephone, please dial (844) 481-2820 (U.S toll-free) or (412) 317-0679 (International). To access a live webcast of the call, interested parties may use the following link: Biote Q3 2023 Earnings Webcast. A replay of the webcast will be available on the Events page of the Biote Investor Relations website, at ir.biote.com, shortly after the event concludes.

Discussion of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Biote has disclosed Adjusted EBITDA, a non-GAAP financial measure that it calculates as net income before interest, taxes and depreciation and amortization, further adjusted to exclude stock-based compensation, litigation expenses, legal settlements, transaction-related expenses, merger and acquisition expenses, fair value adjustments to certain equity instruments classified as liabilities and other expenses. Below we have provided a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

We present Adjusted EBITDA and Adjusted EBITDA margin because it is a key measure used by our management to evaluate our operating performance, generate future operating plans and determine payments under compensation programs. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect cash capital expenditure requirements for such replacements of our assets;

•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect tax payments that may represent a reduction in cash available to us.

In addition, Adjusted EBITDA and Adjusted EBITDA margin are subject to inherent limitations as it reflects the exercise of judgment by Biote’s management about which expenses are excluded or included. A reconciliation is provided in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including net income and our other GAAP results.

Forward-Looking Non-GAAP Financial Measures

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of certain information needed to calculate reconciling items. For example, the Company has not included a reconciliation of projected Adjusted EBITDA to GAAP net income (loss), which is the most directly comparable GAAP measure, for the periods presented in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company’s projected Adjusted EBITDA excludes certain items that are inherently uncertain and difficult to predict including, but not limited to, share-based compensation expense, income taxes, due diligence expenses and legal expenses. Due to the variability, complexity and limited visibility of the adjusting items that would be excluded from projected Adjusted EBITDA in future periods, management does not forecast them for internal use and therefore cannot create a quantitative projected Adjusted EBITDA to GAAP net income (loss) reconciliation for the periods presented without unreasonable efforts. A quantitative reconciliation of projected Adjusted EBITDA to GAAP net income (loss) for the periods presented would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between projected Adjusted EBITDA to GAAP net income (loss) for the periods presented will consist of items similar to those described in the financial tables later in this release, including, for example and without limitation, share-based compensation expense, income taxes, due diligence expenses and legal expenses. The timing and amount of any of these excluded items could significantly impact the Company’s GAAP net income (loss) for a particular period. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.

About Biote

Biote is transforming healthy aging through innovative, personalized hormone optimization therapies delivered by Biote-certified medical providers. Biote trains practitioners how to identify and treat early indicators of hormone-related aging conditions, an underserved $7 billion global market, providing affordable symptom relief for patients and driving clinic success for practitioners.

Forward-Looking Statements

Except for historical information contained herein, this press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “hope,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “might,” “ongoing,” “potential,” “predict,” “would” and other similar expressions, are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: the success of our dietary supplements to attain significant market acceptance among clinics, practitioners and their patients; our customers’ reliance on certain third parties to support the manufacturing of bio-identical hormones for prescribers; our and our customers’ sensitivity to regulatory, economic, environmental and competitive conditions in certain geographic regions; our ability to increase the use by practitioners and clinics of the Biote Method at the rate that we anticipate or at all; our ability to grow our business; the significant competition we face in our industry; our limited operating history; our ability to protect our intellectual property; the heavy regulatory oversight in our industry; changes in applicable laws or regulations; the inability to profitably expand in existing markets and into new markets; the possibility that we may be adversely impacted by other economic, business and/or competitive factors, including recent bank failures; and future exchange and interest rates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Biote’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 11, 2023. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Biote assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Biote does not give any assurance that it will achieve its expectations.

Financial Tables

Biote Corp.

Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$65,575	$79,231
Short-term investment	20,000	—
Accounts receivable, net	10,177	6,948
Inventory, net	11,078	11,183
Other current assets	10,923	3,816

Total current assets	117,753	101,178
Property and equipment, net	1,353	1,504
Capitalized software, net	5,449	5,073
Operating lease right-of-use assets	1,953	2,052
Deferred tax asset	23,241	1,838

Total assets	$149,749	$111,645

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$5,694	$4,112
Accrued expenses	10,279	6,274
Term loan, current	6,250	6,250
Deferred revenue, current	2,562	1,965
Operating lease liabilities, current	298	165

Total current liabilities	25,083	18,766
Term loan, net of current portion	107,990	112,086
Deferred revenue, net of current portion	1,182	926
Operating lease liabilities, net of current portion	1,761	1,927
TRA liability	18,528	—
Warrant liability	—	4,104
Earnout liability	46,470	32,110

Total liabilities	201,014	169,919
Commitments and contingencies (See Note 18)
Stockholders’ Deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued or outstanding as of September 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value, 600,000,000 shares authorized; 33,940,353 and 11,242,887 shares issued, 35,527,853 and 9,655,387 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	3	1
Class V voting stock, $0.0001 par value, 100,000,000 shares authorized; 38,819,066 and 58,565,824 shares issued, 28,819,066 and 48,565,824 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	3	5
Additional paid-in capital	—	—
Accumulated deficit	(40,522)	(44,460)
Accumulated other comprehensive loss	(13)	(5)

biote Corp.’s stockholders’ deficit	(40,529)	(44,459)
Noncontrolling interest	(10,736)	(13,815)

Total stockholders’ deficit	(51,265)	(58,274)

Total liabilities and stockholders’ deficit	$149,749	$111,645

Biote Corp.

Consolidated Statements of Operations

(In Thousands, except per share values)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$44,831	$41,574	$137,638	$119,121
Service revenue	726	396	2,019	1,351

Total revenue	45,557	41,970	139,657	120,472
Cost of revenue
Cost of products	13,070	12,750	41,089	37,391
Cost of services	1,097	587	2,783	1,760

Cost of revenue	14,167	13,337	43,872	39,151
Selling, general and administrative	23,791	20,818	72,636	149,346

Income (loss) from operations	7,599	7,815	23,149	(68,025)
Other income (expense), net:
Interest expense, net	(1,530)	(1,408)	(4,821)	(2,478)
Gain (loss) from change in fair value of warrant liability	—	1,153	(13,411)	4,552
Gain (loss) from change in fair value of earnout liability	17,450	(6,840)	(14,360)	54,840
Loss from extinguishment of debt	—	—	—	(445)
Other income (expense)	(3)	8	(14)	23

Total other income (expense), net	15,917	(7,087)	(32,606)	56,492

Income (loss) before provision for income taxes	23,516	728	(9,457)	(11,533)
Income tax expense (benefit)	3,874	234	5,426	(48)

Net income (loss)	19,642	494	(14,883)	(11,485)
Less: Net income (loss) attributable to noncontrolling interest	12,112	479	(10,465)	(8,894)

Net income (loss) attributable to biote Corp. stockholders	7,530	15	(4,418)	(2,591)

Other comprehensive income (loss):
Foreign currency translation adjustments	8	(1)	8	—

Other comprehensive income (loss)	8	(1)	8	—

Comprehensive income (loss)	$19,650	$493	$(14,875)	$(11,485)

Net income (loss) per common share
Basic	$0.25	$0.00	$(0.19)	$(0.34)
Diluted	$0.24	$0.00	$(0.19)	$(0.34)
Weighted average common shares outstanding
Basic	30,334,193	7,605,031	22,921,401	7,596,379
Diluted	31,041,245	7,605,031	22,921,401	7,596,379

Biote Corp.

Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net loss	$(14,883)	$(11,485)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,484	1,644
Bad debt expense (recoveries)	624	(210)
Amortization of debt issuance costs	591	392
Provision for obsolete inventory	(32)	80
Non-cash lease expense	423	175
Shares issued in settlement of litigation	1,199	—
Non-cash sponsor share transfers	—	7,216
Non-cash fees under SEPA	—	108
Share-based compensation expense	7,060	80,016
(Gain) loss from change in fair value of warrant liability	13,411	(4,552)
(Gain) loss from change in fair value of earnout liability	14,360	(54,840)
Loss from extinguishment of debt	—	445
Deferred income taxes	394	(597)
Changes in operating assets and liabilities:
Accounts receivable	(3,834)	(2,194)
Inventory	137	(646)
Other current assets	(7,118)	(3,999)
Accounts payable	1,582	4,476
Deferred revenue	853	344
Accrued expenses	4,005	(31,396)
Operating lease liabilities	(329)	(185)

Net cash provided by (used in) operating activities	19,927	(15,208)
Investing Activities
Purchases of short-term investments	(20,000)	—
Purchases of property and equipment	(518)	(328)
Purchases of capitalized software	(1,191)	(1,199)

Net cash used in investing activities	(21,709)	(1,527)
Financing Activities
Proceeds from the business combination	—	12,282
Principal repayments on term loan	(4,687)	(2,813)
Borrowings on term loan	—	125,000
Extinguishment of Bank of America term loan	—	(36,250)
Debt issuance costs	—	(4,036)
Settlement of phantom equity rights	—	(7,250)
Proceeds from exercise of stock options	420	—
Distributions	(7,588)	(10,610)
Capitalized transaction costs	—	(8,341)
Proceeds from issuance of shares under SEPA	—	156
SEPA transaction costs	—	(702)

Net cash provided by (used in) financing activities	(11,855)	67,436
Effect of exchange rate changes on cash and cash equivalents	(19)	(6)

Net increase (decrease) in cash and cash equivalents	(13,656)	50,695
Cash and cash equivalents at beginning of period	79,231	26,766

Cash and cash equivalents at end of period	$65,575	$77,461

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$7,022	$2,488
Cash paid for income taxes	$2,789	$111
Non-cash investing and financing activities
Capital expenditures and capitalized software included in accounts payable	$—	$122
Non-cash SEPA transaction costs	$—	$108

Biote Corp.

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(In Thousands)

(Unaudited)

The following table presents a reconciliation of net income to Adjusted EBITDA, as well as the calculation of net income (loss) margin and Adjusted EBITDA margin, for each of the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$19,642	$494	$(14,883)	$(11,485)
Interest expense, net	1,530	1,408	4,821	2,478
Income tax expense (benefit)	3,874	234	5,426	(48)
Depreciation and amortization	416	580	1,484	1,644
Loss from extinguishment of debt(1)	—	—	—	445
Share-based compensation expense(2)	2,243	746	7,060	80,016
Litigation expenses-former owner(3)	2,738	1,617	4,807	1,784
Litigation-other(4)	112	3	480	477
Legal settlement (gain) loss(5)	50	—	1,248	(62)
Transaction-related expenses(6)	290	1,172	2,086	20,649
Other expenses(7)	40	297	649	503
Merger and acquisition expenses(8)	552	—	733	—
(Gain) loss from change in fair value of warrant liability	—	(1,153)	13,411	(4,552)
(Gain) loss from change in fair value of earnout liability	(17,450)	6,840	14,360	(54,840)

Adjusted EBITDA	$14,037	$12,238	$41,682	$37,009

Total revenue	$45,557	$41,970	$139,657	$120,472
Net income (loss) margin(9)	43%	1%	(11)%	(10)%
Adjusted EBITDA margin(10)	31%	29%	30%	31%

(1)	Represents unamortized debt issuance costs of $0.4 million charged to loss from extinguishment of debt upon full repayment of the Company’s credit agreement with Bank of America.
(2)

Represents employee compensation expense associated with equity-based stock awards. This includes expense associated with equity incentive instruments including phantom stock awards, stock options and restricted stock units.

(3)	Represents legal expenses to defend the Company against claims asserted by the Company’s former owner.
(4)	Represents litigation expenses other than those incurred in connection with claims asserted by the Company’s former owner that are not related to the Company’s ongoing business.
(5)	Represents settlements of legal matters.
(6)

Represents transaction costs including legal fees of $0.07 million and filing fees of $0.2 million during the three months ended September 30, 2023 and legal fees of $0.9 million, filing fees of $0.2 million and professional services fees of $1.0 million for the nine months ended September 30, 2023, each of which were incurred in connection with the filing of, and transactions contemplated by, the Company’s securities offerings. For the three months ended September 30, 2022, this amount represents legal fees of $0.3 million, filing fees of $0.2 million, professional services fees of $0.03 million and consulting fees of less than $0.01 million. For the nine months ended September 30, 2022, this amount represents legal fees of $4.3 million, filing fees of $0.2 million, professional services fees of $3.8 million, consulting fees of $0.2 million, share redemption costs of $7.2 million and transaction bonuses of $4.2 million, each of which were incurred in connection with the Business Combination that occurred during fiscal 2022.

(7)

Represents executive severance costs of $0.04 million and a realized foreign currency loss of less than $0.01 for the three months ended September 30, 2023 and executive severance costs of $0.3 million, a realized foreign currency loss of $0.02 million, legal fees of $0.1 million and professional services fees of $0.1 million associated with the restatement of the Company’s financial statements for the quarters ended June 30, 2022 and September 30, 2022, and costs related to recruiting executive level management, including the Chief Commercial Officer of $0.2 million for the nine months ended September 30, 2023. For the three months ended September 30, 2022, this amount represents executive severance costs of $0.3 million and a realized foreign currency gain of less than $0.01 million. For the nine months ended September 30, 2022, this amount represents executive severance costs of $0.3 million, a realized foreign currency gain of $0.02 million, expenses related to the transition of the CFO of $0.07 million and private air transportation expense incurred by the Company’s previous controlling stockholder of $0.2 million.

(8)

Represents professional services fees of $0.05 million, consulting fees of $0.1 million and legal fees of $0.3 million incurred during the three months ended September 30, 2023 and professional fees of $0.05 million, consulting fees of $0.3 million and legal fees of $0.4 million incurred during the nine months ended September 30, 2023 all of which were associated with strategic opportunities to expand the business.

(9)	Net income (loss) margin is defined as net income (loss) divided by total revenue.
(10)	Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue.

Investor Relations:

Eric Prouty

AdvisIRy Partners

eric.prouty@advisiry.com

Media:

Press@biote.com